Exhibit 4.1

América Móvil, S.A.B. de C.V.,

as Issuer

and

The Bank of New York Mellon,

as Trustee, Security Registrar, Paying Agent and Transfer Agent

ADDITIONAL NOTES SUPPLEMENT

Dated as of August 7, 2012

To

SECOND SUPPLEMENTAL INDENTURE

Dated as of July 16, 2012

3.125% Senior Notes due 2022

ADDITIONAL NOTES SUPPLEMENT, dated as of August 7, 2012 (this “Additional Notes Supplement”), to the Second Supplemental Indenture, dated as of July 16, 2012 (the “Second Supplemental Indenture”), between América Móvil, S.A.B. de C.V. (the “Company”), a sociedad anónima bursátil de capital variable organized and existing under the laws of the United Mexican States (“Mexico”), having its principal office at Lago Zurich 245, Edificio Telcel, Colonia Granada Ampliación, Delegación Miguel Hidalgo, 11529, México D.F., México and The Bank of New York Mellon, a corporation duly organized and existing under the laws of the State of New York authorized to conduct a banking business, as Trustee (the “Trustee”), Security Registrar, Paying Agent and Transfer Agent, to the Indenture, dated as of June 28, 2012 between the Company and the Trustee (the “Base Indenture”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have executed the Base Indenture on June 28, 2012 and the Company and the Trustee have executed the Second Supplemental Indenture on July 16, 2012 in connection with the Company’s original issuance of U.S.$1,250,000,000 3.125% Senior Notes due 2022 (the “Initial Notes”);

WHEREAS, Section 201(b) of the Second Supplemental Indenture provides for the issuance from time to time thereunder of additional notes by the Company with terms and conditions identical to those of the Initial Notes (except for the issue date, the date from which interest shall accrue and first be paid), which additional notes will be consolidated and form a single series with the Initial Notes;

WHEREAS, the Company desires to issue an additional U.S.$350,000,000 aggregate principal amount of its 3.125% Senior Notes due 2022 (the “Additional Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of this Additional Notes Supplement to create and issue the Additional Notes under the Second Supplemental Indenture and the Base Indenture;

WHEREAS, pursuant to Section 201(b) of the Second Supplemental Indenture, the Company and the Trustee are authorized to execute and deliver this Additional Notes Supplement, without the consent of any Holder; and

WHEREAS, all things necessary to make this Additional Notes Supplement, together with the Base Indenture and the Second Supplemental Indenture, a valid agreement of the Company, in accordance with their terms, have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Additional Notes as follows:

SECTION 1. Unless otherwise defined in this Additional Notes Supplement, terms defined in the Second Supplemental Indenture are used herein as therein defined.

SECTION 2. Except insofar as otherwise expressly provided in this Additional Notes Supplement, all the definitions, provisions, terms and conditions of the Base Indenture and the Second Supplemental Indenture shall remain in full force and effect. The Base Indenture and the Second Supplemental Indenture, as supplemented by this Additional Notes Supplement, are in all respects ratified and confirmed, and the Base Indenture, the Second Supplemental Indenture and this Additional Notes Supplement shall be read, taken and considered as one and the same instrument for all purposes with respect to the Additional Notes.

SECTION 3. The Additional Notes are being originally issued by the Company on the date hereof in an aggregate principal amount of U.S.$350,000,000, which shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Initial Notes. The Additional Notes will vote together with the Initial Notes as from August 7, 2012.

SECTION 4. The Stated Maturity of the Additional Notes shall be July 16, 2022. The Additional Notes shall bear interest at the rate of 3.125% per annum from July 16, 2012.

SECTION 5. The Additional Notes shall be issued in fully registered certificated global form without coupons, and in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. The Additional Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.

SECTION 6. The terms and provisions of the Additional Notes, the form of which is set forth in Exhibit A hereto, shall constitute, and are hereby expressly made, a part of this Additional Notes Supplement and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Additional Notes Supplement, expressly agree to such terms and provisions and to be bound thereby.

SECTION 7. This Additional Notes Supplement shall be governed by, and construed in accordance with, the law of the State of New York. The parties hereto ratify the provisions of Sections 301 and 302 of the Second Supplemental Indenture with respect to this Additional Notes Supplement, as if such provisions were set forth in their entirety herein.

SECTION 8. This Additional Notes Supplement may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

SECTION 9. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Additional Notes Supplement or for or in respect of the recitals contained herein, all of which recitals are made by the Company.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Additional Notes Supplement to be duly executed as of the date first above written.

AMÉRICA MÓVIL, S.A.B. DE C.V.,
as Issuer

By:	/s/ Carlos José García Moreno Elizondo
Name: Carlos José García Moreno Elizondo
Title: Chief Financial Officer

By:	/s/ Alejandro Cantú Jiménez
Name: Alejandro Cantú Jiménez
Title: General Counsel

THE BANK OF NEW YORK MELLON,
as Trustee, Security Registrar, Paying Agent and Transfer Agent

By:	/s/ Erika Walker
Name: Erika Walker
Title: Vice President

[Signature Page to Additional Notes Supplement for 2022 Notes]

EXHIBIT A

FORM OF ADDITIONAL NOTE

[INCLUDE IF NOTE IS A GLOBAL NOTE — THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AS SUPPLEMENTED BY THE SECOND SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO, AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY AMÉRICA MÓVIL, S.A.B. DE C.V., THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

[INCLUDE IF NOTE IS A GLOBAL NOTE AND THE DEPOSITARY IS THE DEPOSITORY TRUST COMPANY— UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO AMÉRICA MÓVIL, S.A.B. DE C.V. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, AS SUPPLEMENTED BY THE SECOND SUPPLEMENTAL INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

AMÉRICA MÓVIL, S.A.B. DE C.V.

3.125% SENIOR NOTES DUE 2022

CUSIP Number: 02364WBD6 / ISIN Number: US02364WBD65

No.	U.S.$

América Móvil, S.A.B. de C.V. (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), a sociedad anónima bursátil de capital variable organized and existing under the laws of the United Mexican States (“Mexico”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of            Dollars, as revised by the Schedule of Increases and Decreases in Global Note attached hereto on July 16, 2022 (unless earlier redeemed, in which case, on the applicable Redemption Date) and to pay interest thereon from July 16, 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, semi-annually in arrears on January 16 and July 16 of each year, commencing on January 16, 2013 at the rate of 3.125% per annum, until the principal hereof is paid or made available for payment; provided that any principal of, and any premium and interest on, this Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by this Note from the date such amount is due to but not including the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 306 of the Base Indenture.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be January 1 and July 1 of each year (whether or not a Business Day) preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of and premium, if any, and interest on this Note shall be made at the office of the Trustee or agency of the Company in the Borough of Manhattan, The City of New York, New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts against surrender of this Note in the case of any payment due at the Maturity of the principal thereof; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that all payments of the principal of and interest on this Note, the Permitted Holders of which have given wire transfer instructions to the Trustee in writing, the Company, or its agent at least 10 Business Days prior to the applicable payment date, shall be required to be made by wire transfer of immediately available funds to the accounts specified by such Permitted Holders in such instructions. [If the Note is a Global Note, then insert — Notwithstanding the foregoing, payment of any amount payable in respect of a Global Note shall be made in accordance with the Applicable Procedures of the Depositary.]

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

AMÉRICA MÓVIL, S.A.B. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to in the within mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of securities of the Company (the “Notes”), issued under an Indenture, dated as of June 28, 2012 (the “Base Indenture”) between the Company and The Bank of New York Mellon, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), Security Registrar, Paying Agent and Transfer Agent, as supplemented by the Second Supplemental Indenture dated as of July 16, 2012 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms, conditions and provisions of this Note are those stated in the Indenture (including those made a part of the Indenture by reference to the Trust Indenture Act) and those set forth in this Note. This Note is one of the series designated on the face hereof.

Additional notes on terms and conditions identical to those of this Note (except for issue date, issue price and the date from which interest shall accrue and, if applicable, first be paid) may be issued by the Company without the consent of the Holders of the Notes. The amount evidenced by such additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes, in which case the Schedule of Increases and Decreases in Global Note attached hereto will be correspondingly adjusted.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of the Notes) payment of principal and premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, as the case may be; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

All payments of principal, premium, if any, and interest in respect of the Notes shall be made after withholding or deduction for any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Mexico or any authority therein or thereof having power to tax (“Mexican Taxes”). In the event of any withholding or deduction for any Mexican Taxes, the Company shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of Notes on the respective due dates of such amounts as would have been received by them had no such withholding or deduction (including for any Mexican Taxes payable in respect of Additional Amounts) been required, except that no such Additional Amounts shall be payable with respect to any payment on a Note to the extent:

(i) that any such taxes, duties, assessments or other governmental charges are imposed solely because of (A) a connection between the Holder and Mexico other than the ownership or holding of such Note and the mere receipt of payments with respect to such Note or (B) failure by the Holder or any other Person to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Mexico of the Holder or any beneficial owner of such Note if compliance is required by law, regulation or by an applicable income tax treaty to which Mexico is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the Holders at least 30 days’ notice prior to the first payment date with respect to which such certification, identification or reporting requirement is required to the effect that Holders will be required to provide such information and identification;

(ii) of any such taxes, duties, assessments or other governmental charges with respect to such Note presented for payment more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 15-day period;

(iii) of estate, inheritance, gift or other similar taxes, assessments or other governmental charge imposed with respect to such Note;

(iv) of any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on such Note;

(v) of any payment on such Note to a Holder who is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Note;

(vi) of any tax, duty, assessment or other governmental charge imposed on a payment to an individual and required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any other directive implementing the conclusions of the ECOFIN Council meetings of November 26 and 27, 2000, December 13, 2001, and January 21, 2003, or any law or agreement implementing or complying with, or introduced in order to conform to, such a directive; and

(vii) any combination of the items in clauses (i) through (vi) above.

For purposes of the provisions described in Clause (i) above, the term “Holder” of any Note means the direct nominee of any beneficial owner of such Note, which holds such beneficial owner’s interest in such Note. Notwithstanding the foregoing, the limitations on the Company’s obligation to pay Additional Amounts set forth in Clause (i)(B) above shall not apply if (a) the provision of information, documentation or other evidence described in such Clause (i)(B) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law (including the United States - Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice or (b) Rule I.3.17.11 (or any successor provision) is in effect, unless the provision of the information, documentation or other evidence described in such Clause (i)(B) is expressly required by statute, regulation, rule or administrative practice in order to apply Rule I.3.17.11 (or any successor provision) and the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule I.3.17.11 (or any successor provision). In addition, such Clause (i)(B) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other Person register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax.

The Company shall provide the Trustee with the constancia or other relevant documentation, if any (which may consist of certified copies of such documentation), satisfactory to the Trustee evidencing the payment of Mexican Taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Notes or any Paying Agent, as applicable, upon request therefor.

The Company shall pay all stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by Mexico or any governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the Indenture or the issuance of the Notes.

All references herein and in the Indenture to principal, premium, if any, interest or any other amount payable in respect of any Note shall be deemed to include all Additional Amounts, if any, payable in respect of such principal, premium, interest or other amount payable, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

In the event that Additional Amounts actually paid with respect to the Notes pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company. However, by making such assignment, the Holder makes no representation or warranty that the Company will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

All references herein and in the Indenture to principal in respect of any Note shall be deemed to mean and include any Redemption Price payable in respect of such Note pursuant to any redemption right hereunder (and all such references to the Stated Maturity of the principal in respect of any Note shall be deemed to mean and include the Redemption Date with respect to any such Redemption Price), and all such references to principal, premium, interest or Additional Amounts shall be deemed to mean and include any amount payable in respect hereof pursuant to Section 1009 of the Base Indenture.

The Company may, at its option, redeem the Notes upon not less than 30 nor more than 60 days’ notice, at any time and, only in the case of clause (ii) below, from time to time:

(i) in whole but not in part at a Redemption Price equal to the sum of (A) 100% of the principal amount of the Notes being redeemed, (B) accrued and unpaid interest thereon to the Redemption Date and (C) any Additional Amounts which would otherwise be payable thereon up to but not including the Redemption Date, solely if, as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of Mexico or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation or application of such laws, rules or regulations, which amendment to or change in such laws, rules or regulations becomes effective on or after July 16,

2012, the Company would be obligated, after making reasonable endeavors to avoid such requirement, to pay Additional Amounts in excess of the Additional Amounts that the Company would be obligated to pay if payments made on the Notes were subject to withholding or deduction of Mexican Taxes at the rate of 4.9%; provided, however, that (1) no notice of redemption pursuant to this clause (i) may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts if a payment on the Notes were then due and (2) at the time such notice of redemption is given, the Company’s obligation to pay such Additional Amounts remains in effect; and

(ii) in whole or in part, at a Redemption Price equal to the greater of (1) 100% of the outstanding principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in the case of (1) and (2), accrued and unpaid interest on the principal amount of such Notes to but not including the Redemption Date.

For purposes of clause (ii) above, the following terms shall have the specified meanings:

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, or their respective Affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, on the one hand, and the rights of the Holders of the Notes, on the other hand, at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions (1) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and (2) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, and/or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture, and subject to certain limitations therein set forth (including, without limitation, the restrictions on transfer under Section 304 of the Indenture), the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Trustee or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or of the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

[If the Note is a Global Note, then insert — This Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations on transfers and exchanges of Global Notes in Section 304 of the Indenture.]

This Note and the Indenture shall be governed by, and construed in accordance with, the law of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT— (Cust)
TEN ENT - as tenants by the entireties	Custodian under Uniform (Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	Gifts to Minors Act (State)

Additional abbreviations may also be used

though not in the above list.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Transfer or Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian